                 SIXTH PROSPECTUS SUPPLEMENT DATED FEBRUARY 24,
                     2000 (to prospectus dated November 11,
                                      1999)

                               Sunbeam Corporation

                                 $2,014,000,000

         Zero Coupon Convertible Senior Subordinated Debentures Due 2018
                                       and

        Shares of Common Stock Issuable Upon Conversion of the Debentures

                       ADDITIONAL SELLING SECURITYHOLDERS

                  The following represents an addendum to the table of selling securityholders appearing in the November 11, 1999 prospectus on pages 131-32.

                                            Principal Amount at                       Common Stock         Common
                                          Maturity of Debentures  Percent of Total   Owned Prior to      Stock to be
                                          Beneficially Owned and    Outstanding    Original Debentures   Registered
       Selling Securityholders                Offered Hereby        Debentures          Offering           Hereby
--------------------------------------    ----------------------- ---------------  ------------------- ---------------
    Miller Tabak Roberts Securities, LLC      $        200,000           -                  -                 -
    Solomon Brothers Asset Management,             213,200,000         10.6                 -                 -
    Inc.
    The Northwestern Mutual Life                   34,250,0001          1.7                 -                 -
    Insurance Company









--------
 1  Includes $1,000,000 principal amount held in The Northwestern Mutual Life
     Insurance Company Group Annuity Separate Account.


                                      S6-1